Exhibit 32.1

Certification Pursuant to
Section 1350 of Chapter 63 of Title 18
of the United States Code as created by
the Sarbanes-Oxley Act of 2002

               I, Samuel C. Scott III, the Chief Executive Officer of Corn Products International, Inc., certify that (i) this amendment to the report on Form 10-Q for the quarterly period ended September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Corn Products International, Inc.

/s/ Samuel C. Scott III

Samuel C. Scott III
Chief Executive Officer
March 11, 2004

A signed original of this written statement required by Section 906 has been provided to Corn Products International, Inc. and will be retained by Corn Products International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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